SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

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[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

A.G. Edwards, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2002

     The Annual Meeting of the Stockholders of A.G. Edwards, Inc. (the “Company”) will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, on Thursday, June 20, 2002, at 10:00 a.m., local time, for the following purposes:

1. To elect two directors;

2. To consider and act on a proposal to approve the Company’s 2002 Employee Stock Purchase Plan;

3. To ratify the appointment of Deloitte &Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2003; and

4. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

Only stockholders of the Company of record as of the close of business on May 1, 2002 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

Stockholders may vote their shares by using the telephone or the Internet by following the instructions on the accompanying proxy or may sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

May 13, 2002	Douglas L. Kelly Secretary

PROXY STATEMENT
GENERAL INFORMATION

The enclosed form of proxy is solicited by and on behalf of the Board of Directors of A.G. Edwards, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on June 20, 2002 (the "2002 Annual Meeting”) and at any adjournments thereof. The stockholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company’s principal executive offices at One North Jefferson Avenue, St. Louis, Missouri 63103, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The proxy will be voted as specified by the stockholder in the spaces provided or, if no specification is made, it will be voted for Proposals 1, 2 and 3.

This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about May 13, 2002. The solicitation of proxies is being made primarily by the use of the mails, but also may be made by telephone, Internet or personally by the officers and employees of the Company and its subsidiaries. The cost of preparing and delivering this Proxy Statement, its accompanying materials and any supplementary solicitations will be borne by the Company.

Only stockholders of record at the close of business on May 1, 2002 are entitled to notice of, and to vote at, the 2002 Annual Meeting and any adjournments thereof. On May 1, 2002 the Company had outstanding 80,615,621 shares of Common Stock. Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 2002 Annual Meeting. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the 2002 Annual Meeting. Votes cast by proxy or in person at the 2002 Annual Meeting will be tabulated by the inspectors of election appointed by the Board of Directors for the meeting.

Shares which are entitled to vote but which are not voted at the direction of the beneficial owner (“Abstentions”) and shares represented by proxies or ballots which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 2002 Annual Meeting.

Abstentions may be specified on Proposal 2 to approve the Company’s 2002 Employee Stock Purchase Plan and on Proposal 3 to ratify the appointment of independent auditors, but not on Proposal 1 to elect directors.

The affirmative vote of a plurality of the shares represented at the meeting is required to elect directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the 2002 Annual Meeting. Consequently, any shares represented at the 2002 Annual Meeting, but not voted for any reason, have no impact on the election of directors.

The affirmative vote of a majority of the shares represented at the meeting is required to approve Proposal 2, the adoption of the Company’s 2002 Employee Stock Purchase Plan, and to approve Proposal 3 to ratify the appointment of the independent auditors. Broker non-votes will not be counted with respect to, and will have no effect on, whether the stockholders approve these proposals. Abstentions, however, are counted in determining whether the stockholders have approved these proposals and, thus, have the effect of a vote against the proposals.

PROPOSAL 1: ELECTION OF DIRECTORS

Committees and Meetings of the Board of Directors

The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware, the state of incorporation. The Board of Directors generally meets at least quarterly and held four meetings during the 2002 fiscal year. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of three Board members. The Executive Committee did not meet during the 2002 fiscal year.

The Nominating Committee of the Board of Directors consists of the four independent members of the Board of Directors, Dr. E. Eugene Carter, Samuel C. Hutchinson, Jr., Peter B. Madoff and Mark S. Wrighton. The Nominating Committee held two meetings during the 2002 fiscal year and was responsible for nominating two directors. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2002 Annual Meeting must comply with a Bylaw provision dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals.”

The Company has a Compensation Committee comprised of four independent directors. The Compensation Committee held two meetings during the 2002 fiscal year. The Compensation Committee was responsible for establishing the compensation of Robert L. Bagby for the 2002 fiscal year. The Compensation Committee of A.G. Edwards & Sons, Inc., a wholly-owned subsidiary of the Company (the “Brokerage Company”), determined the compensation of all employees for the 2002 fiscal year, including officers of the Company, with the exception of Robert L. Bagby. (See “Joint Report of the Compensation Committees of the Brokerage Company and the Company.”)

The Audit Committee of the Board of Directors consists of four independent directors and held three meetings during the 2002 fiscal year. The Audit Committee performed the following principal functions: (i) reviewed quarterly and year-end financial statements with the outside auditors, internal auditors and management; (ii) reviewed the scope of the external and internal audits and reports with the outside and internal auditors and management; (iii) reviewed the outside auditor’s management letter and managment’s response thereto; (iv) recommended the selection of outside auditors; (v) reviewed the quality and depth of the Company’s internal audit, accounting and financial staffs; and (vi) reviewed and approved the rendering of audit and nonaudit services by the outside auditors. (See “Report of the Audit Committee.”)

During the 2002 fiscal year, all directors attended at least 90 percent of all meetings of the Board of Directors and the committees of the Board on which each served.

Nominees for Directors

The Company’s Certificate of Incorporation and Bylaws provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has seven directors. Two members are to be elected to the Board of Directors at the 2002 Annual Meeting, each to serve for a term of three years. Upon their election, the Company will have seven directors. The Nominating Committee and the Board of Directors have made two nominations for directors. The nominees, Samuel C. Hutchinson, Jr. and Ronald J. Kessler, are now directors of the Company.

The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring in 2005 or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may, unless the Board of Directors provides by resolution for a lesser number of directors, designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated a willingness to serve if elected. All of the current directors were elected by the stockholders except for Ronald J. Kessler who was elected by the Board of Directors to fill a vacancy created by the resignation of a director.

Name and Age	Principal Occupation for the Past Five Years and Other Directorships	Year First Elected Director of the Company/Current Board Committee Membership

NOMINEES FOR DIRECTORS TO BE ELECTED IN 2002 FOR TERMS EXPIRING IN 2005

Samuel C. Hutchinson, Jr., 59	President, Interface Construction Corp. since 1978.	1993 Member of the Audit Committee, Compensation Committee and Nominating Committee

Ronald J. Kessler, 54	Vice Chairman of the Board of the Company and of the Brokerage Company since March 2001; Executive Vice President of the Brokerage Company; Director of the Operations Division of the Brokerage Company since 1998; Assistant Director of the Operations Division of the Brokerage Company from 1988 to 1998. Employee of the Brokerage Company for 34 years. Director of the Brokerage Company since 1989.	2001(1) Member of the Executive Committee

(1)	Previously served as a director from 1999 to 2000.

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Name and Age	Principal Occupation for the Past Five Years and Other Directorships	Year First Elected Director of the Company/Current Board Committee Membership

DIRECTORS WITH TERMS EXPIRING IN 2004

Robert L. Bagby, 58

Chairman of the Board and Chief Executive Officer of the Company and the Brokerage Company since March 2001; Vice Chairman of the Board of the Company and of the Brokerage Company from 1996 to March 2001; Director of the Branch Division of the Brokerage Company from 1995 to March 2001. Employee of the Brokerage Company for 27 years. Director of the Brokerage Company since 1979.

1995 Member of the Executive Committee

Dr. E. Eugene Carter, 60	Trustee, Charlotte R. Boschan Trust. Research Fellow, Lincoln Institute of Land Policy. Director of the Brokerage Company from 1976 to 1983.	1983 Member of the Audit Committee, Compensation Committee and Nominating Committee

Peter B. Madoff, 56	Senior Managing Director of Bernard L. Madoff Investment Securities LLC, formerly Bernard L. Madoff Investment Securities, Inc.	2001 Member of the Audit Committee, Compensation Committee and Nominating Committee
Name and Age	Principal Occupation for the Past Five Years and Other Directorships	Year First Elected Director of the Company/Current Board Committee Membership

DIRECTORS WITH TERMS EXPIRING IN 2003

Benjamin F. Edwards IV, 46

Vice Chairman of the Board of the Company and of the Brokerage Company since 1999; President of the Company and of the Brokerage Company since March 2001; Director of the Sales and Marketing Division of the Brokerage Company since 1997. Employee of the Brokerage Company for 24 years. Director of the Brokerage Company since 1994.

1997 Member of the Executive Committee

Mark S. Wrighton, 52

Chancellor of Washington University since 1995; Provost, Massachusetts Institute of Technology from 1990 to 1995. Director of Cabot Corporation, Helix Technology Corporation, Ionics, Incorporated and OIS Optical Imaging Systems, Inc.

2000 Member of the Audit Committee, Compensation Committee and Nomination Committee

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DIRECTOR COMPENSATION

Directors, except those who are officers or employees of the Company or its subsidiaries, receive an annual retainer of $20,000 and a fee of $1,000 for each Company Board of Directors’ meeting, committee meeting or Brokerage Company Board of Directors’ meeting attended. The annual retainer is paid in the form of common stock of the Company with the value of the stock based on the market price on July 1 of the fiscal year in which the compensation is earned. Non-employee directors do not participate in any of the Company’s employee benefit plans.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

Ownership by Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s Common Stock as of May 1, 2002 by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group:

Name	Number of Shares		Percentage of Class

Robert L. Bagby	86,054	(1)(2)	(3)
Dr. E. Eugene Carter	333,152		(3)
Benjamin F. Edwards IV	65,287	(1)	(3)
Alfred E. Goldman	18,176	(1)	(3)
Samuel C. Hutchinson, Jr.	2,693		(3)
Douglas L. Kelly	36,268	(1)	(3)
Ronald J. Kessler	123,547	(1)(4)	(3)
Peter B. Madoff	1,458		(3)
Mark S. Wrighton	1,948		(3)
All Directors and Executive Officers as
a Group (17 persons)	989,573	(1)	1.3%

(1) Includes restricted stock issued pursuant to the Company’s 1988 Incentive Stock Plan (the "1988 Plan”) as to which each recipient has sole voting power and no current investment power, as follows: Mr. Bagby, 7,602 shares; Mr. Edwards IV, -0- shares; Mr. Goldman, 2,609 shares; Mr. Kelly, 7,520 shares, Mr. Kessler, 7,568 shares; and other executive officers, 67,718 shares.

(2) Mr. Bagby has shared voting and investment power over 67,660 shares, including 174 shares owned by his wife and 67,312 shares held jointly with his wife.

(3) Percentages of less than 1% have been omitted.

(4) Mr. Kessler has shared voting and investment power over 40,192 shares held by him as co-trustee of a trust.

Ownership by Certain Other Persons

To the knowledge of the Company, no person is the beneficial owner of more than five percent of the Common Stock of the Company.

EXECUTIVE COMPENSATION

The table on the next page sets forth for each of the Company’s last three fiscal years the compensation of the Company’s Chief Executive Officer and its other four most highly compensated executive officers serving at the end of the fiscal year (the “Named Executive Officers”).

Summary Compensation Table

				Long Term Compensation Awards
		Annual Compensation
Name and Principal Position at End of Fiscal Year	Fiscal Year	Salary	Bonus	Restricted Stock Awards (1)(2)(3)(4)	Number of Securities Underlying Options(2)	All Other Compensation(5)

Robert L. Bagby	2002	$456,578	$ 647,407	$ 93,669	0	$100,000
Chairman of the Board	2001	261,630	853,877	107,514	0	100,000
and Chief Executive	2000	248,630	1,264,601	80,581	0	100,000
Officer of the Company;
Chairman of the Board
and Chief Executive
Officer of the Brokerage
Company
Benjamin F. Edwards IV	2002	$241,770	$ 439,725	$ 0	5,733	$ 88,477
Vice Chairman of the	2001	226,840	775,139	0	6,915	100,000
Board and President of	2000	216,840	1,131,868	0	6,357	100,000
the Company; Vice
Chairman of the Board,
President, Director of
the Sales and Marketing
Division of the
Brokerage Company
Alfred E. Goldman	2002	$209,578	$ 388,374	$ 90,932	0	$ 79,976
Corporate Vice President	2001	203,130	711,277	107,514	0	100,000
and Director of Market	2000	196,130	980,027	80,581	0	100,000
Analysis of the
Brokerage Company
Douglas L. Kelly	2002	$206,770	$ 385,621	$ 90,319	0	$ 74,696
Vice President, Treasurer,	2001	192,840	656,853	107,514	0	100,000
Chief Financial Officer	2000	184,840	912,154	80,581	0	100,000
and Secretary of the
Company; Executive
Vice President,
Treasurer, Chief
Financial Officer,
Director of Law and
Compliance and
Director of
Administration of the
Brokerage Company
Ronald J. Kessler	2002	$186,578	$ 394,098	$ 92,280	0	$ 75,875
Vice Chairman of the	2001	170,630	690,289	107,514	0	100,000
Board of the Company;	2000	162,630	956,745	80,851	0	100,000
Vice Chairman of the
Board, Executive Vice
President and Director
of the Operations
Division of the
Brokerage Company

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(1) Amounts shown include both Restricted Share and “Phantom Stock Credit” awards, which are valued based on the market value, as defined under the plan, of Common Stock on the Consolidated Transaction Reporting System on the determination date of such awards. The awards are made as of the end of the fiscal year for which they are awarded for service during that fiscal year. Restricted Shares can be awarded to participants in the 1988 Plan who are under age 60. The restrictions on Restricted Shares lapse three years after their award date. Participants who are 60 years of age or older (“Over 60 Participants”) do not receive Restricted Shares. Instead, they are awarded “Phantom Stock Credits” which serve as the basis for an award of Restricted Shares two years after their award date (“Deferred Award Date”), with each Phantom Stock Credit representing the right to receive one Restricted Share. The number of Phantom Stock Credits awarded to an Over 60 Participant is adjusted to reflect dividends on the Common Stock. Restricted Shares awarded as of any Deferred Award Date are subject to all of the terms and restrictions applicable to other Restricted Shares, except the restrictions last for only nine months.

(2) The awards of Restricted Shares, Phantom Stock Credits and Options contain provisions for the accelerated lapsing of the restrictions for Restricted Shares (including those issued based on Phantom Stock Credits) and the accelerated exercisability of Options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent, publicly-owned company.

(3) The aggregate number and value of Restricted Shares and Phantom Stock Credits held by the persons named in the table as of February 28, 2002, are as follows: Mr. Bagby, 7,602 shares — $310,542; Mr. Goldman, 2,609 shares and 5,023 credits — $311,767; Mr. Kelly, 7,520 shares — $307,192; and Mr. Kessler, 7,568 shares — $309,153.

(4) Dividends are paid on unvested Restricted Shares and adjustments are made to Phantom Stock Credits for dividends as discussed in Note 1 to this table above; such dividends and adjustments are equal in amount to the dividends paid on shares of Common Stock.

(5) Amounts shown consist of the following: (i) amounts set aside under the Company’s Retirement and Profit Sharing Plan for the 2000, 2001 and 2002 fiscal years, respectively — Mr. Bagby, $19,207, $16,311 and $13,809; Mr. Edwards IV, $19,207, $16,311 and $13,809; Mr. Goldman, $19,207 and $16,311 and $13,809; Mr. Kelly, $19,207, $16,311 and $13,809; and Mr. Kessler, $19,207, $16,311 and $13,809; and (ii) amounts credited to accounts under the Company’s Excess Profit Sharing Deferred Compensation Plan for the 2000, 2001 and 2002 fiscal years, respectively — Mr. Bagby, $80,793, $83,689 and $86,911; Mr. Edwards IV, $80,793, $83,689 and $75,388; Mr. Goldman, $80,793, $83,689 and $66,887; Mr. Kelly, $80,793, $83,689 and $61,607; and Mr. Kessler, $80,793, $83,689 and $62,786.

The following table sets forth certain information regarding the exercise of options to purchase Company Common Stock during the Company’s 2002 fiscal year by the Named Executive Officers and the unexercised options to purchase Company Common Stock held by such persons on February 28, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Shares		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In- the-Money Options at Fiscal Year-End(1)
Name	Acquired on Exercise	Value Realized	Exercisable (shares)	Unexercisable (shares)	Exercisable	Unexercisable

Robert L. Bagby	—	$0	—	—	$0	$0
Benjamin F. Edwards IV	—	0	—	19,005	0	42,227
Alfred E. Goldman	—	0	—	—	0	0
Douglas L. Kelly	—	0	—	—	0	0
Ronald J. Kessler	—	0	—	—	0	0

(1) Options become exercisable three years after they are awarded, and must be exercised no later than eight years after they are awarded.

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee of the Brokerage Company (as named on page 13) are officers of the Company or one of its subsidiaries. Messrs. Bagby, Edwards IV and Kessler are all directors of the Company and are officers or directors of the Company or one of its subsidiaries.

JOINT REPORT OF THE COMPENSATION COMMITTEES OF THE BROKERAGE COMPANY AND THE COMPANY

The Compensation Committee of the Brokerage Company (the “Brokerage Committee”) determined the compensation for the fiscal year ended February 28, 2002 (the "2002 fiscal year”) of all officers of the Company with the exception of Robert L. Bagby. The Compensation Committee of the Company (the “Company Committee”) determined the compensation of Robert L. Bagby.

It is the policy of the Company to have a substantial portion of each officer’s annual compensation directly related to the performance of the Company. The policy is applied consistently to all the Named Executive Officers, including Mr. Bagby.

For the 2002 fiscal year, the annual compensation of the Named Executive Officers had seven components, each of which is discussed below. The Company seeks to structure compensation for its executive officers so that all of the compensation is deductible by the Company for federal income tax purposes, including meeting the requirements of Section 162(m) of the Internal Revenue Code for deductibility of compensation in excess of a certain amount. However, if the Company is not able to structure compensation for its executive officers so that all such compensation is deductible, the Board of Directors of the Company, the Company Committee or the Brokerage Committee, as appropriate, will make a determination in its business judgment as to the appropriate compensation for such executives considering the benefits and the costs to the Company, including in its considerations the additional costs arising from the inability to deduct part or all of the compensation.

Base Salary. A base salary was set prior to the beginning of the 2002 fiscal year by the Brokerage Committee for each Named Executive Officer other than Mr. Bagby and by the Company Committee for Mr. Bagby. Base salaries are intended to be relatively moderate, but competitive, for the Company’s industry. The increase in the Base Salary for Mr. Bagby from $261,000 to $456,000 for the 2002 fiscal year reflected his promotion to Chairman and Chief Executive Officer of the Company and its principal subsidiary, the Brokerage Company.

Corporate Executive Bonus Plan. The Corporate Executive Bonus Plan is designed to provide certain officers and key employees of the Company and its subsidiaries with direct participation in the profitability of the Company. Unless the Company has a specified minimum of pre-tax earnings ($2,500,000 in the 2002 fiscal year), no payment is made under the Plan. Awards under the Plan are based on prescribed formulae that take into account the employee’s position with the Company, individual performance, and the Company’s earnings. The formula for bonus accrual (the “bonus pool”) is determined prior to the beginning of each fiscal year by the Board of Directors and is based on (i) the Company’s consolidated earnings before provision for income taxes, certain employee bonuses, and discretionary Profit Sharing Plan contributions, (ii) certain branch office profits, and (iii) the net revenues of certain departments. The Board of Directors has discretion to increase or decrease the amount subject to the plan. In fiscal year 2002, the Board of Directors adjusted the accruals as a result of certain restructuring and other charges.

Eligible officers are assigned “shares” in the bonus pool prior to the beginning of the fiscal year. Such shares are assigned based on the officer’s position and responsibility with the Company and individual performance. Eligible officers, other than Mr. Bagby, were assigned shares for the 2002 fiscal year by the Brokerage Committee. The Company Committee assigned 100 shares to Mr. Bagby for the 2002 fiscal year, the same number of shares he had for the prior fiscal year. No officer has ever received more than 100 shares. During the 2002 fiscal year, three officers, including two of the Named Executive Officers and Mr. Bagby, had 100 shares. At the beginning of the 2002 fiscal year, a total of 13,232 shares were assigned to 597 eligible officers.

Under the Corporate Executive Bonus Plan, after the end of the fiscal year, the accrued bonus pool is mathematically divided into two separate portions, consisting of two-thirds and one-third, respectively. The two-thirds portion is distributed in accordance with the number of shares previously assigned to each participant. The one-third portion is distributed based on a formula which weights each participant’s shares by the participant’s base salary. The sum of the two portions is each participant’s total Corporate Executive Bonus for the fiscal year, and is paid after the end of the fiscal year.

The Corporate Executive Bonus Plan limits the amount that can be paid to individual participants so that all compensation paid under the Corporate Executive Bonus Plan is tax deductible by the Company. To the extent amounts may not be paid under the Corporate Executive Bonus Plan to individual participants because of the tax limitation, the amounts may be paid under the Performance Plan for Executives (the “Performance Plan”) if the conditions of the Performance Plan are met.

Performance Plan for Executives. The Performance Plan was adopted solely in response to the enactment of the Section 162(m) of the Internal Revenue Code in 1993. Section 162(m) requires conditions to be met for certain compensation of specified executive officers to be deductible. In order to meet the conditions of Section 162(m) with no significant change in the compensation structure of the Company, the Corporate Executive Bonus Plan was amended to limit compensation which would otherwise be payable under the Corporate Executive Bonus Plan and the Performance Plan for Executives was adopted in order to pay the compensation which, but for the limitation, would have been payable under the Corporate Executive Bonus Plan. The Company’s intent and the provisions of the Plans are drafted to provide that the combined plans will operate in the same manner as the Corporate Executive Bonus Plan operated prior to the enactment of Section 162(m), subject only to certain limitations on payments.

The participants in the Performance Plan are those employees of the Company who are: (i) “covered employees” under Section 162(m) of the Internal Revenue Code, (ii) designated individually or by class description to be “Covered Employees” under the Performance Plan by the Company Committee, and (iii) participants under the Corporate Executive Bonus Plan. The Company Committee has designated all executive officers of the Company to be Covered Employees, and all of the executive officers of the Company are participants in the Corporate Executive Bonus Plan. Section 162(m), however, limits “covered employees” to only the Chief Executive Officer of the Company and the four highest compensated officers of the Company (other than the Chief Executive Officer), so, in any fiscal year, there can be no more than five participants.

The performance goals for the Performance Plan were approved by the stockholders in 1994 and are the same as for the Corporate Executive Bonus Plan. The actual amount payable to a Covered Employee in a fiscal year under the Performance Plan is the lesser of: (i) the amount of reduction in payments to the Covered Employee as a participant under the Corporate Executive Bonus Plan for that fiscal year as a result of Section 162(m), (ii) the Covered Employee’s Initial Bonus Amount for that fiscal year, and (iii) the Maximum Bonus Amount for that fiscal year. A Covered Employee’s Initial Bonus Amount each fiscal year is equal to the amount that the Covered Employee would be prohibited from receiving under the Corporate Executive Bonus Plan as a result of Section 162(m) as determined solely from fixed assumptions contained in the Performance Plan and information known as of the beginning of the fiscal year. The Maximum Bonus Amount for each Covered Employee was $3,897,434 for fiscal year 2002. The Maximum Bonus Amount increases each fiscal year by 10% over the prior fiscal year. Before any amount can be paid under the Performance Plan, the Company Committee must certify in writing that the performance goals and the material terms of the Performance Plan were satisfied. The Company Committee certified that the performance goals and material terms were satisfied for the 2002 fiscal year and the amounts paid to Mr. Bagby is included in the Summary Compensation Table.

Discretionary Bonus. The Chief Executive Officer may award a discretionary bonus to any officer other than himself and the Company Committee may award a discretionary bonus to the Chief Executive Officer. The discretionary bonus is intended to reward efforts or results by an individual which are not recognized or compensated by other compensation. No objective standards, criteria or established targets are used to determine the amount of the discretionary bonuses.

1988 Incentive Stock Plan. The 1988 Plan is designed to motivate employees of the Company and its subsidiaries through the incentives inherent in stock ownership by providing the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis. The 1988 Plan provides for the granting of Options or Restricted Shares, or both. For fiscal year 2002, if Options were granted, the participant received an option to purchase 2.5 times the number of shares that would have been granted as Restricted Shares. The Named Executive Officers were awarded, for fiscal year 2002, an amount equal to 25% of each such officer’s Corporate Executive Bonus and Performance Plan Bonus (as described above); provided, in no event could the award amount for any participant exceed an amount set by the 1988 Plan, $100,000 in the 2002 fiscal year. Accordingly, the awards of Options and Restricted Shares were related to the profitability of the Company in substantially the same manner as the awards under the Corporate Executive Bonus Plan and the Performance Plan.

The Options provide for the purchase of shares of Common Stock at market value on the determination date and do not become exercisable until three years after the date of award. Because the value of the Options is dependent on the increase of the market value of the Common Stock over at least a three year period, the Options provide a long-term incentive for the executives to stay with the Company and to increase the market value of the Common Stock.

Restricted Shares were also awarded based on the market value of the Common Stock on the determination date (participants 60 years of age and over on the date Restricted Shares are awarded receive Phantom Stock Credits, in lieu of Restricted Shares, which serve as the basis for an award of Restricted Shares two years after the award date). The Restricted Shares are subject to restrictions for three years after their award except those shares converted from Phantom Stock Credits are subject to a nine month restricted period after conversion. Again, by an award of Restricted Shares, the executives are encouraged to remain with the Company and to increase the market value of the Common Stock.

The 1988 Plan also has an Employee Stock Purchase Plan portion to authorize the award of options qualified under Section 423 of the Internal Revenue Code to qualified employees. Under the current plan, the qualified employees include most of the full-time and part-time employees of the Company and its subsidiaries. Participation in the 1988 Employee Stock Purchase Plan is not based upon the performance of the Company; employees elect to use a portion of their compensation to buy Common Stock under the plan. The 1988 Employee Stock Purchase Plan is intended to encourage the employees of the Company to obtain or increase a proprietary interest in the Company on a favorable basis by offering Common Stock at below market value. Shares under the 1988 Employee Stock Purchase Plan are issued at a price based upon a formula which is at least 15% below market value based on dates specified in the plan. The Company proposes to adopt a new employee stock purchase plan (see “Proposal 2"), which will replace the Employee Stock Purchase Plan portion of the 1988 Plan.

Retirement and Profit Sharing Plan. The Company maintains a Retirement and Profit Sharing Plan (the “Profit Sharing Plan”), which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). In addition to certain required matching and non-matching contributions, the Company may make a discretionary contribution as determined each year by the Board of Directors of the Company. On February 23, 2001, the Board of Directors of the Company approved an accrual formula for the discretionary contribution to the Profit Sharing Plan for the 2002 fiscal year in an amount not less than 8% and not more than 10% of the Company’s earnings on a consolidated basis and before certain bonuses, Company discretionary Profit Sharing Plan contributions and taxes on income. During fiscal 2002, the Board of Directors adjusted the accrual to exclude certain restructuring and other charges. The maximum total Company and employee contribution allowable with respect to any employee under the Profit Sharing Plan in the last fiscal year was $35,000; however, because of the contribution rate and other limitations on recognized compensation in the Profit Sharing Plan, the actual maximum Company contribution with respect to any employee was less than that amount.

Excess Profit Sharing Deferred Compensation Plan. The Company has established the Excess Profit Sharing Deferred Compensation Plan (the “Excess Benefit Plan”) to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Internal Revenue Code. Contributions to the Excess Benefit Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Internal Revenue Code on the benefits of highly compensated employees. The maximum aggregate contribution by the Company for any employee under both the Profit Sharing Plan and the Excess Benefit Plan in the last fiscal year was $100,000; accordingly, the maximum benefit with respect to any employee under the Excess Benefit Plan was the difference between $100,000 and the Profit Sharing Plan Company contribution with respect to such employee.

Procedures for Compensation of Mr. Bagby. Prior to the beginning of the 2002 fiscal year, the Company Committee considered the compensation of Mr. Bagby for the 2002 fiscal year. The Company Committee reviewed the seven components of the compensation structure of the Company, the historical performance of the structure, the consistency of the compensation components for Mr. Bagby with the components for other officers, the guidelines used for determining the base salaries of other officers, and the compensation of officers in other companies in the industry. The Committee also considered that effective March 1, 2001, Mr. Bagby became Chairman of the Board and Chief Executive Officer of the Company and its principal operating subsidiary, the Brokerage Company. Based on the review, the Company Committee determined to increase the base salary for Mr. Bagby from $261,000 to $456,000 and that the other components of his compensation should not be changed from the prior year. After the end of the fiscal year, the Committee determined that the goals for the Performance Plan had been satisfied.

Members of the Compensation Committee of the Company (“Company Committee”)+	Members of the Compensation Committee of the Brokerage Company (“Brokerage Committee”)

Dr. E. Eugene Carter	Mary V. Atkin
Samuel C. Hutchinson, Jr.	Robert L. Bagby
Peter B. Madoff*	Donnis L. Casey
Mark S. Wrighton	Benjamin F. Edwards IV
Douglas L. Kelly
Ronald J. Kessler
Paul F. Pautler
Robert A. Pietroburgo

*	Peter B. Madoff was elected to the Board of Directors on June 21, 2001 and joins the report only for events after that date.

+	Charmaine S. Chapman was a member and the Chair of the Compensation Committee until her death in July 2001.

13

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors (the “Board”), the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee members are four non-employee directors who are independent as defined in the New York Stock Exchange listing standards. During fiscal year 2002, the Committee met three times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 28, 2002 with management and the independent auditors. Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. However, the Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing stand ards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Dr. E. Eugene Carter, Chair Samuel C. Hutchinson, Jr. Peter B. Madoff Mark S. Wrighton

14

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal year ending February 28, 2002, by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates:

Audit fees	$690,500
Financial information systems
design and implementation fees	$0
Other (a):
Tax fees	$896,840
Audit related fees	$99,071
Other fees	$26,250

(a) The Audit Committee has considered and, in reliance on management and the independent auditors, determined that the provision of these services is compatible with maintaining the principal accountant’s independence.

PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return on its Common Stock for a five year period (February 28, 1997 to February 28, 2002) with the cumulative total return of the Standard & Poor’s 500 Stock Index, and a peer group index consisting of six companies: The Bear Stearns Companies, Inc., The Charles Schwab Corporation, J.P. Morgan & Co. Incorporated, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., and Morgan Stanley Dean Witter & Co. The graph assumes that the value of the investment in Common Stock and each index was $100 at February 28, 1997, and that all dividends were reinvested. Stock price performances shown on the graph are not necessarily indicative of future price performances.

A.G. Edwards Performance GraphComparison of Five Year Cumulative Total Return

Comparison of Five Year Cumulative Total Return

	1997	1998	1999	2000	2001	2002

A.G. Edwards	100	182	142	140	176	188
Peer Group	100	160	223	260	295	231
S&P 500 Index	100	133	157	170	157	140

16

CERTAIN TRANSACTIONS

Directors and executive officers of the Company have been clients of and have had brokerage transactions with the Company in the ordinary course of business. Included in such transactions are the maintenance of margin accounts and the extension of credit under Federal Reserve Regulation T. Such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other clients and did not and do not involve more than normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934, as amended, requires all executive officers, directors and beneficial owners of more than 10% of the Company’s Common Stock to report any changes in the ownership of Common Stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely upon a review of these reports and written representations regarding the filing of the reports, the Company believes that all reports were filed on a timely basis.

PROPOSAL 2: APPROVE THE COMPANY’S 2002 EMPLOYEE STOCK PURCHASE PLAN

On February 22, 2002 the Board of Directors of the Company authorized the A.G. Edwards, Inc. 2002 Employee Stock Purchase Plan (the "2002 Plan”) and directed that the 2002 Plan be submitted to the stockholders for their approval. The 2002 Plan will become effective upon approval by the holders of at least a majority of the shares of the Common Stock present in person or by proxy at the 2002 Annual Meeting. The following summary description of the 2002 Plan is qualified in its entirety by reference to the full text of the 2002 Plan attached to this Proxy Statement as Appendix A.

General. The 2002 Plan is designed to qualify for statutory treatment under Internal Revenue Code Section 423, including requirements that all full time employees with at least two years of service be eligible. The purpose of the 2002 Plan is to motivate certain employees of the Company and its subsidiaries through incentives inherent in stock ownership by providing the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis. Participation in the 2002 Plan is not based upon the performance of the Company; employees elect to use a portion of their compensation to buy Common Stock under the plan. All employees meeting the criteria stated below will be eligible to participate in the 2002 Plan. The 2002 Plan provides for the purchase of a maximum of 5,625,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and changes in the capitalization of the Company) together with the Common Stock purchase rights associated with such Common Stock. In the event there is a lapse, expiration, termination, or cancellation of any benefit awarded under the 2002 Plan and the shares represented by such benefit either are not issued or are subsequently reacquired by the Company, such shares may be again available to be used in connection with the 2002 Plan without being charged against the limitation of the number of authorized shares under the 2002 Plan. If Proposal 2 is approved, the offering of shares under the 2002 Plan will be registered under the Securities Act of 1933, as amended.

The administrator of the 2002 Plan, which shall be a committee appointed by the Board of Directors of the Company, has the authority to interpret and administer the 2002 Plan, establish appropriate rules relating to the 2002 Plan, make all determinations, and take all actions in connection with the 2002 Plan and the benefits thereunder as it may deem necessary or appropriate. The committee responsible for administering the 2002 Plan, however, may not change the amount, price or timing of any benefits available under the 2002 Plan. The 2002 Plan establishes formulae for the grant of options (“Section 423 Options”) under the 2002 Plan for all participants. The Board of Directors may amend the 2002 Plan from time to time as provided or limited by the 2002 Plan to change any terms, conditions or formulae pursuant to which Section 423 Options may be granted including increasing or decreasing the amount of such awards.

Upon gaining shareholder approval for the 2002 Plan, the employee stock purchase plan provisions under the existing 1988 Incentive Compensation Plan will be deleted.

Employee Stock Purchase Plan. The 2002 Plan authorizes the award of Section 423 Options to employees of the Company and its subsidiaries. Offerings are made for each fiscal year of the Company during the term of the Plan as of the first business day of the twelve month period beginning October 1 of each fiscal year, or such other period designated by the committee responsible for administering the 2002 Plan. The total number of shares offered (“Offered Shares”) to all eligible participants in any specific offering will be determined by the committee responsible for administering the 2002 Plan, but for each twelve month period no more than 1,875,000 shares will be offered (subject to adjustment for stock splits, stock dividends and changes in capitalization of the Company). Subject to an election to participate in the offering, the Company will grant Section 423 Options to each individual who is (i) employed by the Company or one of its subsidiary corporations, (ii) either a full-time employee or a part-time employee (temporary employees are not eligible), and (iii) employed by the Company or a subsidiary corporation on the first business day and on the Date of Grant of the applicable annual offering period. “Date of Grant” has the same meaning as set forth in Treasury Regulation 1.421-7(c). No Section 423 Option may be granted to an employee who, after the grant of the Section 423 Options, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. No employee may receive Section 423 Options to purchase more than $25,000 in Common Stock in each calendar year with the fair market value determined at the date of each grant.

The price per share at which participants can purchase Common Stock pursuant to their Section 423 Options is the lesser of the following two amounts: (1) the greater of (a) 85% of the fair market value of the Common Stock on the first business day of the applicable offering period, or (b) 85% of the average of the fair market values of the Common Stock on the first business day of each month during the offering period from and including the month ending the offering period; and (2) 85% of the fair market value on the first business day after the end of the offering period.

To participate in any specific offering, an eligible employee must elect to contribute between 1% and 10% of the sum of the employee’s total cash compensation (based on salary, commission, overtime pay, finder’s fees, and any bonus) paid during a calendar year and the amount of the eligible employee’s salary reductions pursuant to a 401(k) and certain other plans. Compensation does not include amounts attributable to other sources or any payments characterized as deferred compensation. Common Stock is purchased automatically for participants using their accumulated contributions to the maximum possible extent at the end of an offering period. Participants must be employees on the first business day after the end of the applicable offering period in order to exercise the Section 423 Option to purchase Common Stock in that offering.

Change of Control. Any outstanding Section 423 Options will become exercisable in the event of a merger, consolidation, or other reorganization in which the Company does not survive as an independent company, the sale of all or substantially all of the Company’s assets, the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company’s outstanding shares of Common Stock or any other change of control that in the opinion of the Board of Directors would be required to be reported under the federal securities laws provided that such a change in control shall be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

Amendment or Termination. The Board of Directors may amend or modify the 2002 Plan at any time, except that the Board may not, without the approval of the stockholders, increase the maximum number of shares of Common Stock in the aggregate which may be issued under the 2002 Plan, except as provided by the 2002 Plan, or adopt any other amendment for which shareholder approval is required by federal income tax or securities laws. The 2002 Plan will continue until terminated by the Board of Directors. The Board of Directors may terminate, withdraw or suspend the 2002 Plan at any time.

Federal Tax Consequences. If the participant acquires shares under the 2002 Plan, remains an employee at all times from the date of the granting of the option to the date of exercise, and retains the shares until the later of two years after the grant of the purchase right or one year after the transfer of these shares to the participant, the participant will recognize no income on exercise of the right. If the Section 423 Option price of a share acquired by a principal was less than 100% of the fair market value of the share at the time the Section 423 Option was granted, upon subsequent disposition of the shares, which meets the holding requirement, or in the event of the participant’s death, the lesser of (i) 15% of the fair market value of the shares on the date the right was granted, and (ii) the excess of the fair market value of the shares at the disposition or death over the purchase price will be recognized as ordinary income to the participant. The cost basis of the shares to the participant will be the purchase price plus any recognized ordinary income. If the participant does not comply with the foregoing holding requirements, in the year in which the participant disposes of the shares, the participant will recognize ordinary income equal to the fair market value of the shares on the date the right was exercised less the purchase price. The long term or short term gain or loss on the disposition of the shares is determined by subtracting the cost basis of the shares from the fair market value of the shares on the date the right was exercised. If the participant complies with the holding requirements, the Company receives no income tax deductions. If the participant does not so comply, the Company will receive in its taxable year in which the disposition occurs a deduction equal to the ordinary income recognized by the participant.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans
approved by security holders	4,730,000	$29.49	5,883,664 (a)
Equity compensation plans not
approved by security holders	None	None	15,000 (b)

Total	4,730,000		5,898,664

(a)	Includes 1,875,000 shares to be exercised October 1, 2002 in accordance with the employee stock purchase plan provisions of the 1988 Incentive Compensation Plan.

(b)	Non-Employee Director Stock Plan.

The Board of Directors recommends a vote “FOR” the adoption of the A.G. Edwards, Inc. 2002 Employee Stock Purchase Plan.

PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending February 28, 2003.

Deloitte & Touche LLP or its predecessor firms have served as the independent auditors of the Company since its incorporation in 1983 and of the Brokerage Company for more than fifty years. A representative of Deloitte & Touche LLP will be present at the 2002 Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2003. If the stockholders do not ratify, the Audit Committee will investigate the reasons for stockholder rejection and the Board of Directors will reconsider the appointment.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

STOCKHOLDER PROPOSALS

Any stockholder proposals to be presented at the 2003 annual meeting of stockholders must be received by the Company no later than January 14, 2003 at its principal executive office at One North Jefferson Avenue, St. Louis, Missouri 63103 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to that meeting.

Stockholders wishing to nominate one or more candidates for election to the Board of Directors, or propose any other business to be considered at any stockholder meeting, must comply with a Bylaw provision dealing with such matters. Pursuant to the Company’s Bylaw provision, any stockholder of record of the Company eligible to vote in an election of directors may nominate one or more candidates for election to the Board of Directors, or propose business to be brought before a stockholder meeting, by giving written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting (if the Company gives less than 70 days notice or prior public disclosure of the date of the meeting, then the notice by the stockholder must be received by the Company not later than the close of business on the tenth day following the date on which the Company mailed the notice of the meeting or the date on which public disclosure was made). The notice by the stockholder should be sent to the Secretary of the Company at the address stated in the preceding paragraph.

The notice by the stockholder to the Company must contain: (1) the name and address of the stockholder who intends to make the nomination(s) or propose the business, (2) the name and address of the candidate or candidates to be nominated (if applicable), (3) a written statement from any proposed nominee that the nominee consents to be named as a nominee and to serve as a director of the Company if elected (if applicable), (4) a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and whether the stockholder intends to appear in person or by proxy at the meeting, (5) a description of all arrangements or understandings, if any, between the stockholder and each nominee and anyone else pursuant to which any nomination is to be made by the stockholder (if applicable), and (6) such other information regarding each nominee or each matter of business to be proposed as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or the matter been proposed, by the Board of Directors.

At any stockholder meeting, the Chairman of the meeting may refuse to acknowledge the nomination of any person, or the proposal of any business, not made in compliance with the Bylaws. The foregoing requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement for any meeting. Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request sent to the Secretary of the Company at the address stated above.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

May 13, 2002

Appendix A

A.G. Edwards, Inc.
2002 Employee Stock Purchase Plan

1. Purpose. The purpose of this A.G. Edwards, Inc. 2002 Employee Stock Purchase Plan is to provide eligible employees of A.G. Edwards, Inc. (the “Company”) and its subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. It is intended that this Plan shall qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

2. Definitions. As used in this Plan, the following terms have the following meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Committee described in paragraph 12.

(d) “Common Stock” means shares of common stock par value $1.00 per share of the Company, either authorized but unissued, or stock that has been issued previously but is held in the treasury of the Company, together with the Common Stock Purchase Rights (as described in the Rights Agreement, as amended) associated with such common stock.

(e) “Company” means A.G. Edwards, Inc.

(f) “Compensation“means, except as provided in the following sentence, the total amount paid to an Employee during a calendar year in the form of salary, commissions, overtime pay, finder’s fees and bonuses (including corporate executive bonus, merit bonus, institutional bonus, branch manager’s bonus or total production bonus); plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 401(k), Section 132(f)(4) or Section 125 of the Code. Notwithstanding the above, Compensation shall not include: (1) amounts attributable to other sources such as, for example, contest awards, reimbursement of moving expenses, life insurance premiums, tuition reimbursements, and amounts attributable to stock options or restricted stock; or (2) any payment characterized as deferred compensation for purposes of Section 404 of the Code (either when earned or when paid).

(g) “Employee” means any individual who is employed by the Company or a Subsidiary.

(h) “Fair Market Value” means the fair market value of one share of Common Stock as of a particular day, which shall generally be the mean between the high and the low price per share of Common Stock on the New York Stock Exchange, or such other valuation method determined by the Committee.

(i) “Offering Date” means the first business day of an Offering Period.

(j) “Offering Period” means a twelve-consecutive month period beginning October 1, or other period designated by the Committee, during which an offer to purchase Common Stock is in effect under this Plan.

(k) “Plan” means the A.G. Edwards, Inc. 2002 Employee Stock Purchase Plan, as it may be amended from time to time.

(l) “Simple Interest” means the broker call rate, the earnings on a money market fund, or such alternate rate as may be determined from time to time by the Committee as the measure of determining simple interest under the Plan.

(m) “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain, owns stock possessing fifty percent ("50%") or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(n) “Termination Date” means the first business day after the end of an Offering Period, or such other date specified in paragraph 15.

3. Eligibility. Options awarded in accordance with the Plan shall be granted only to Employees. Each Employee shall be eligible to participate in offerings under the Plan subject to the limitations imposed by Section 423 of the Code and the limitations contained in this Plan.

     Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

(a) if, immediately after the grant, such Employee would own shares of stock, possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company or of any Subsidiary; or

(b) which permits such Employee the right to purchase shares which when combined with the rights under all other employee stock purchase plans of the Company and its Subsidiaries are in excess of $25,000 of Fair Market Value (determined at the time such option is granted) in any calendar year.

     For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual.

     All Employees granted options shall have the same rights and privileges as required by Section 423(b)(5) of the Code.

4. Offering Dates. It is contemplated that the Plan will be implemented by consecutive annual offerings. Each offering shall be authorized by the Board and shall commence on an Offering Date and shall end on a Termination Date. Only one offering may be in effect as to any individual at any one time. Participation in any offering under the Plan shall neither limit nor require participation in any other offering.

5. Participation in the Plan.

(a) All Employees shall be given notice of each offering within a reasonable time after determination to make such offering has been made by the Committee.

(b) Participation in the Plan shall be limited to eligible Employees. To be eligible for an award, an Employee must be a full-time or part-time Employee (temporary Employees are not eligible) on the Offering Date and Termination Date. An eligible Employee may become a participant by filing a notice of his or her election to participate in the manner prescribed by the Committee.

(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10 hereof or reduce his or her participation as provided under paragraph 8(b), but no other change can be made during an Offering Period.

6. Payroll Deductions.

(a) At the time a participant files his or her notice of election to participate in the Plan the participant shall authorize the Company or Subsidiary by whom the participant is employed to withhold from his or her Compensation throughout the Offering Period the amount specified by the participant’s notice of election. Payroll deductions when authorized for a participant shall commence on the date when his or her authorization for payroll deduction becomes effective and shall end on the Termination Date of the Offering Period, unless sooner terminated by the participant as provided under paragraph 5(c) hereof.

(b) Each such authorization shall direct the Company and/or the Subsidiary to withhold amounts through payroll deductions pursuant to the terms of the Plan. The amount to be withheld shall be a percentage of the participant’s Compensation in 1% increments not to exceed 10% of Compensation.

(c) Funds accumulated under the Plan may be returned only pursuant to the terms of the Plan.

7. Granting of Option.

(a) On the date when a participant’s notice of election to participate in the Plan becomes effective, the participant shall be granted an option to purchase shares of Common Stock, subject to paragraph 11.

(b) The option price of shares in any offering to be made hereunder shall be the lower of:

(i) the greater of (A) 85% of the Fair Market Value of the Common Stock on the Offering Date for such offering, or (B) 85% of the average of the Fair Market Values of the Common Stock on the first business day of each month during the Offering Period, including the month of the applicable Termination Date; or

(ii) 85% of the Fair Market Value on the Termination Date for such offering.

8. Exercise of Option.

(a) Unless a participant gives notice to the Company as hereinafter provided, the participant’s option for the purchase of shares of Common Stock made during any offering will be exercised automatically on the Termination Date for the purchase of the number of full shares the option price of which is covered by the funds accumulated for the participant with respect to the Offering Period.

(b) By notice to the Company prior to the close of business on the Termination Date, a participant may cease his or her payroll deduction for future payroll periods. The amounts withheld on the participant’s behalf shall be used to purchase shares of Common Stock on the Termination Date.

(c) No option under the Plan shall be exercised prior to the close of business on the Termination Date of the offering with respect to which such option was granted.

9. Payment and Delivery. As soon as practicable after the Termination Date of each offering, the Company will purchase for each participant that number of shares of Common Stock for which the participant has a sufficient amount from payroll deductions to fund the option price, based upon the formula price and limitations set forth in paragraphs 3, 7 and 11. Cash will be distributed in lieu of fractional shares.

In the event the amount withheld through payroll deductions on behalf of a participant with respect to an Offering Period exceeds the option price of the shares available for purchase for such participant for that Offering Period, the excess of the amount so withheld over the option price of the shares so purchased for the participant shall be refunded on terms established by the Committee.

10. Withdrawal.

(a) A participant may withdraw his or her notice of election to participate and may also withdraw payroll deductions credited under the Plan at any time prior to the close of business on the Termination Date by giving notice to the Company. All of the participant’s payroll deductions withheld under the Plan will be paid, without interest, to the participant as soon as practicable after receipt of notice of withdrawal, and no further payroll deductions will be made, and the participant may not thereafter participate in the offering then in effect.

(b) If a participant’s employment is terminated before the end of an Offering Period, the participant will not be eligible to continue participation in that offering, and contributions with respect to that offering will be refunded without interest.

(c) A participant’s withdrawal will not have any effect upon the participant’s eligibility to participate in succeeding offerings or in any similar plan which may hereafter be adopted by the Company.

11. Stock.

(a) The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares to be originally issued for such purpose. Not withstanding anything in the Plan to the contrary, the maximum number of shares which shall be made available for sale under the Plan shall be 5,625,000 shares (subject to adjustment as provided in paragraph 15) and not more than 1,875,000 shares will be available for sale during any one offering (subject to adjustment as provided in paragraph 15 hereof). If the total number of shares for which options are to be granted on any date in accordance with paragraph 7 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and the excess payroll deductions which have been made pursuant to the authorization therefor shall be returned to the respective participants, on terms established by the Committee.

(b) No participant shall have any interest in shares covered by an option until such option has been exercised, the shares have been fully paid for, and shall have been issued by the Company.

(c) In no event shall any fractional shares be issued under the Plan.

12. Administration.

(a) The Plan shall be administrated by a Committee (the “Committee”). The Committee shall be the Compensation Committee of A.G. Edwards &Sons, Inc., until and unless another committee is appointed by the Board of Directors.

(b) The Committee shall have full authority to make, administer, and interpret such rules and regulations and to promulgate such forms as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

13. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares, cash, or cash and shares, to the participant’s credit under the Plan in the event of such participant’s death prior to delivery to him or her of such shares or cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of the participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such shares to such beneficiary and amounts accumulated on the participant’s behalf through payroll deductions with Simple Interest.

14. Restrictions on Transferability. Except as provided in paragraph 13, neither payroll deductions to a participant’s credit under the Plan nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. A participant’s rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such participant.

15. Changes in Capitalization and Change in Control.

(a) In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, offerings of rights or any other change in the structure of the Common Stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the subscription price of shares available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase.

(b) Subject to paragraph 19, a Termination Date shall occur as to any offering then in effect on a date of a Change in Control. For this purpose, a Change in Control shall mean the occurrence of any of the following events without the prior approval of the Board:

(i) a merger, consolidation or reorganization of the Company in which the Company does not survive as an independent entity;

(ii) a sale of all or substantially all of the assets of the Company;

(iii) the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company’s outstanding shares of Common Stock;

(iv) any change in control of a nature that, in the opinion of the Board, would be required to be reported under the federal securities laws;

provided that such a change in control shall be deemed to have occurred if (a) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

16. Termination of Employee’s Rights of Participation. Except as provided herein, an Employee’s right to participate in the Plan shall terminate upon the termination of such Employee’s employment by the Company or its Subsidiaries for any reason including retirement.

17. Amendment or Termination. The Board may at any time terminate, withdraw, suspend, modify or amend the Plan. No such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant, nor may an amendment be made without the prior approval of the stockholders of the Company if such amendment requires the sale of more shares than are authorized under paragraph 11 of the Plan, as adjusted as provided in paragraph 15. Although it is presently contemplated that offerings will be made under the Plan each year during the term of the Plan, the Company shall not be obligated to any Employee or other person whatsoever to make any offering under the Plan, or having made any offering or offerings, to make any further offering or offerings under the Plan.

18. Notices. All notices or communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or when received in the form specified by the Company at the location, or by the person designated by the Company for the receipt thereof.

19. Stockholder Approval. The Plan has been adopted by the Board of Directors of the Company as of April 18, 2002 and is subject to the approval of the holders of the Common Stock of the Company within twelve months after its adoption by the Board of Directors. No offering under the Plan shall be made until and unless such stockholder approval is obtained.

20. Application of Funds. All proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

21. Governing Law. This Plan and all agreements entered into under the Plan shall be construed in accordance with and shall be governed by applicable provisions of federal law and by the substantive laws of the State of Missouri, other than conflicts of law principles.

Proxy Statement and Notice of the Annual Meeting of Stockholders to be held June 20, 2002 A.G. Edwards, Inc. One North Jefferson Avenue, St. Louis, Missouri 63103

     May 13, 2002

Dear Stockholder:

     The Annual Meeting of Stockholders of A.G. Edwards, Inc., will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, 63103 on Thursday, June 20, 2002, at 10:00 a.m. local time. At the meeting, stockholders will elect two directors, act on proposals to approve the Company’s 2002 Employee Stock Purchase Plan and to ratify the appointment of the independent auditors of the Company for the fiscal year ending February 28, 2003, and transact such other business as may properly come before the meeting.

     It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the Internet or by completing the proxy form attached below and mailing the proxy form in the envelope provided.

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED
ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT ON THE REVERSE AND RETURN IT IN THE
POSTAGE-PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

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ˆ      DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET     ˆ

Proxy/Voting Instruction Card

This proxy is solicited on behalf of the Board of Directors of A.G. Edwards, Inc.
for the Annual Meeting on June 20, 2002.

     The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (the “Company”), hereby appoints Robert L. Bagby and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on Thursday, June 20, 2002, at 10:00 a.m., local time, at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, hereby revoking any proxy heretofore given.

     This proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted “FOR” the election of directors and proposals 2 and 3.

Address/Comments:	__________________________________________________________

__________________________________________________________

__________________________________________________________

If you noted Address Changes/Comments above, please check corresponding box on the reverse side.

A.G. EDWARDS, INC. P.O. BOX 11321 NEW YORK, NY 10203-0321

(Continued and to be signed and dated on reverse side)

P.O. BOX 11321 NEW YORK, NY 10203-0321	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy/voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy/voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to A.G. Edwards, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AGEDW1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A.G. EDWARDS, INC.

Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	To elect two directors;
	Nominees	01) Samuel C. Hutchinson, Jr. 02) Ronald J. Kessler	[_]	[_]	[_]	————————————————

Vote On Proposals	For	Against	Abstain

2.	To consider and act on a proposal to approve the Company’s 2002 Employee Stock Purchase Plan;	[_]	[_]	[_]

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2003; and	[_]	[_]	[_]

4.	To transact such other business as may properly come before the annual meeting and any adjournments thereof.

     Only stockholders of the Company of record as of the close of business on May 1, 2002 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

     Stockholders may vote their shares by using the telephone or the Internet by following the instructions on the accompanying proxy or may sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

Change of Address or Comments Mark Here, and Note on Reverse Side.	[_]
The signature on this Proxy should correspond exactly with stockholder’s name as printed to the right. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

—————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date